Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-K of Legend International Holdings, Inc. (the “Company”) for the fiscal year ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “report”), the undersigned, Joseph Isaac Gutnick, Chief Executive Officer of the Company, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1)	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 17, 2008

Joseph Isaac Gutnick
Chairman of the Board, President and
Chief Executive Officer
(Principal Executive Officer)

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